Exhibit 99.1

For Immediate Release

Contacts:	Daniel Erickson	Monique Johnson
	Executive Vice President	Senior Vice President
	Chief Financial Officer	Director of Marketing and Communications
	(310) 258-9302	(310) 258-9349

Alliance Bancshares California Chairman Reis

Announces Fearless Predictions at Annual Shareholders Meeting

Culver City, CA. (May 27, 2005) – Alliance Bancshares California (OTC BB: ABNS.OB), the bank holding company of Alliance Bank, held its Annual Shareholders Meeting on Friday, May 27, 2004, at the Radisson Hotel in Culver City. Over 75 percent of the outstanding shares were voted, overwhelmingly reelecting all directors, ratifying the selection of McGladrey & Pullen LLP as independent auditors for fiscal year 2005 and approving the Company’s new equity incentive option plan. Chairman and President Curtis S. Reis comments:

1.	“Once again, we had the best year in our history with earnings of $3.9 MM up about 79% from $2.2MM in 2003.

2.	Total Assets rose 45% to $410 million.

3.	Return on Average Equity was 17.74% up from 16.34% in 2003.

4.	Deposits rose 36% to $305 million.

5.	Earnings per share diluted rose to $.61 from $.38 and basic EPS rose to $.78 from $.48.

6.	Last but certainly not least was our share price which has also risen sharply. (Last I looked it was $13 per share or better.)”

“Going back to 1996, our book value has risen 366%, our diluted earnings per share are up 677%, total assets are up 773%, shareholder equity is up 835% and total earnings are up 1165%. Virtually all areas helped make this happen but extra kudos continue to go to our Real Estate & Construction Loan Department and our SBA Department, major contributors to our good results. During 2004, we opened two new regional offices in Woodland Hills and Burbank and both are off to good starts.”

ABNS 2005 Annual Shareholders Meeting Release, page 2

Mr. Reis also made his annual predictions for the year which included the following:

1.	Earnings for 2005 will rise 25% or better over 2004.

2.	Total assets will exceed $550 million up from $410 million at December 31, 2004.

3.	The Southern California economy will remain fairly healthy in spite of rising interest rates although real estate price increases should moderate.

4.	The prime rate will reach or exceed 6.5%.

With about $500 million in total assets, Alliance Bank is one of the leading independent business banks headquartered in Southern California, offering a wide range of financial solutions tailored to corporate customers, executives and professionals. Serving small to mid-sized businesses, Alliance Bank’s strategy focuses on delivering progressive financial solutions including deposit and cash management services as well as commercial, small business, asset-based, construction and real estate financing. Founded in 1980, Alliance Bank is the principal subsidiary of Alliance Bancshares California (OTC BB: ABNS.OB), with regional banking offices in Culver City and Irvine. Alliance can be found on the Web at www.allbank.com.

To receive a copy of our financial reports or to be put on the Company’s mailing list, please contact Monique Johnson, director of marketing and communications, at (310) 258-9349 or by email: mjohnson@allbank.com.

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Forward-Looking Statements

Statements in the news release that are not historical facts or which refer to the Company’s expectations or beliefs constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements regarding the Company’s future performance or financial condition are based on current information and are subject to a number of risks and uncertainties that could cause actual results to differ significantly from those expected at this time. These risks and uncertainties relate to such matters as, but are not limited to: increased competition from other financial institutions; changes in local national economic conditions and changes in Federal Reserve Board monetary policies, which could cause interest rates to increase, and loan demand to decline, and thereby reduce the Company’s net margins and operating results; increased government regulation which could increase the costs of operations; the Company’s ability to successfully enter new markets or introduce new financial products or services; the costs and the possible adverse impact on operating results of planned growth and expansion; and continuing performance of the Company’s loan portfolio.

These, as well as other factors and uncertainties, are discussed in greater detail in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for its fiscal year ended December 31, 2004. Readers are urged to read those reports and are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this news release. The Company also disclaims any obligation to update forward-looking statements whether as a result of new information, future events or otherwise.